UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)   May 22, 2007
                                                   ------------

                                  Nelnet, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Nebraska                001-31924                   84-0748903
            --------                ---------                   ----------
  (State of other jurisdiction     (Commission                (IRS Employer
       of incorporation)           File Number)            Identification No.)


121 South 13th Street, Suite 201, Lincoln, Nebraska                  68508
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               (Address of principal executive offices)            (ZipCode)

Registrant's telephone number, including area code (402) 458-2303
                                                   ---------------



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER
            AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

        Nelnet Student Loan Funding, LLC ("Nelnet Funding"), Nelnet Education Loan Funding, Inc. and Nelnet Student Asset Funding Extendable CP, LLC are wholly owned subsidiaries of National Education Loan Network, Inc. National Education Loan Network, Inc. is a wholly owned subsidiary of Nelnet, Inc.

        On May 22, 2007, Nelnet Student Loan Trust 2007-1 (the "Trust"), of which Nelnet Funding is the Depositor, and Zions First National Bank, in its capacity as Indenture Trustee and as Eligible Lender Trustee, executed and delivered an Indenture of Trust dated as of May 1, 2007, pursuant to which the Trust issued $2,437,500,000 of Student Loan Asset-Backed Notes (the "Notes").

        The Trust used approximately $2,380,170,879 of the net proceeds from the sale of the Notes to purchase student loans originated under the Federal Family Education Loan Program from Nelnet Funding. The student loans the Trust acquired were purchased from Nelnet Student Asset Funding Extendable CP, LLC. and Nelnet Education Loan Funding, Inc. by Nelnet Funding.

        A description of the transaction and the documents executed in connection with the transaction are included in the Trust's Form 8-K (Reg. No. 333-128658-04) filed on May 25, 2007.

                                   SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 24, 2007
                                        NELNET, INC.


                                        By: /s/ Terry J. Heimes
                                           -------------------------------------
                                        Name:   Terry J. Heimes
                                        Title:  Chief Financial Officer and
                                                Treasurer